      COVER

U. S. Securities And Exchange Commission
Washington, D.C. 20549









                               Form 8-K






Current Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 24, 1999


Commission File Number 1-8612





                         Ameritech Corporation






                              a Delaware Corporation
                              30 South Wacker Drive
                              Chicago, Illinois 60606
                              I.R.S. Employer Identification Number 36-3251481


                              Telephone number (800) 257-0902

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Item 5.  Other Events.

Attached as an exhibit is a joint press release issued by Ameritech Corporation and BCE Inc. on March 24, 1999 announcing a strategic partnership in which Ameritech will invest approximately C $5.1 billion (U.S. $3.4 billion) for a 20% minority stake in Bell Canada.

Item 7. Financial Statements, Pro Forma Financial Information and
        Exhibits.

(c) Exhibits.

99 Joint Press Release, dated March 24, 1999, issued by Ameritech Corporation and BCE Inc.

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    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: March 24, 1999

                                   Ameritech Corporation


                                   By: /s/ Deidra D. Gold
                                       Deidra D. Gold
                                       Secretary